UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

NATIONAL INSTRUMENTS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following email was sent to employees of National Instruments Corporation on April 20, 2023:

Team – The announcement we made last week represents a major milestone for NI. What a testament to the innovations and results each of you has helped deliver in recent years - all of which have transformed NI into a software focused company with higher growth and better profitability. The talent and experience at NI is a key to continued success as we plan to join forces to achieve great things for our customers and move forward in our next chapter. Both NI and Emerson have a passion for technology innovation, and I’m excited about the opportunities that lie ahead.

Next week, we’ll have an opportunity to hear from Emerson leadership and ask questions via a virtual town hall – invites coming soon. In the meantime, Emerson CEO, Lal Karsanbhai shares his thoughts [LINK] on our business and what makes him excited about our future.

Eric

The following is the transcript of a video made available to employees of National Instruments Corporation on April 20, 2023:

Hello. I’m Lal Karsanbhai, President and CEO of Emerson.

We are looking forward to welcoming NI to the Emerson family as we advance towards completion of our merger.

We have long admired NI and its talented employees, as well as its best-in-class portfolio of technology and software, and I wanted to take some time to share more about myself, Emerson and the value we see in combining our businesses.

I became CEO of Emerson in February of 2021 and in my 28-year tenure with the Company, I have worked across roles, spanning from Dallas and Minneapolis to Paris and London.

Over the past 18 months, we have actively transformed Emerson into a premier global automation company. We know NI has been transforming as well.

We have enhanced Emerson’s capabilities, expanded into diverse, high-growth markets and strengthened the value that we bring to our customers.

We identified Test & Measurement as a space where we see significant growth and potential, and we believe NI is the clear leader with highly differentiated, best-in-class technology and software.

NI’s impressive technology stack is highly complementary to Emerson’s, and our companies share a long and successful history and culture of technology and innovation.

Looking ahead, we are confident that we have compelling growth opportunities as a combined company.

Emerson is at an inflection point in our portfolio journey. We are pursuing growth and driving efficiency and profitability, while extending our established track record of innovation.

Most importantly, our companies share similar missions and cultures, including a commitment to innovation, operational excellence, and sustainability.

People and culture are at the forefront of everything we do. We are committed to cultivating talent and leadership, empowering our employees to deliver results through our management process and systems.

We believe the talent and experience you bring will be key to our continued success as we join forces. Together, we believe we can achieve great things.

Austin is an important location for Emerson. We have approximately 800 employees in Austin, which is home to a $3 billion business. And we’re excited about growing our presence in Austin.

Our transaction announcement is just the first step towards bringing our companies together.

We expect to close the transaction in the coming months, and until then, we remain separate companies.

Following close, we expect a thoughtful and deliberate integration process as we work to bring our companies together.

In fact, we are starting the integration planning processes so that we can ensure a smooth transition upon close, and we are organizing teams from both companies to work on how to best leverage our combined talent and capabilities.

As a next step, Eric and I plan to host a townhall on Thursday, April 27th where I look forward to meeting many of you.

On behalf of all of us at Emerson, I hope you share our excitement for the many opportunities ahead.

Both Emerson and NI thrive on solving our customers’ toughest challenges and I am excited to bring our companies together as we continue to deliver on that shared mission.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving National Instruments Corporation (“NI”). In connection with the proposed transaction, NI will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including NI’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that NI may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to NI’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, NI’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

NI’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about NI, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to National Instruments Corporation, 11500 North Mopac Expressway, Austin, Texas 78759, Attention: Investor Relations; telephone (512) 683-5215, or from NI’s website www.ni.com.

Participants in the Solicitation

NI and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding NI’s directors and executive officers is available in NI’s  proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on March 27, 2023.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are subject to risks and uncertainties.  These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “believe,” “expect,” “plan,” “may,” “could,” “will,” “intend to,” “project,” “predict,” “anticipate,” “continue,” “seek to,” “strive to,” “endeavor to,” “are committed to,” “remain committed to,” “focus on,” “are encouraged by,” “remain cautious,” “remain optimistic” or “estimate”; statements of “goals,” “initiatives,” “commitments,” “strategy”, “focus” or “visions”; or other variations thereof or comparable terminology or the negative thereof.  All forward-looking statements are based on current expectations and projections of future events.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not guarantees of performance and actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors which could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties include without limitation: the global shortage of key components; effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems or cyber-attacks on our systems; the dependency of our product revenue on certain industries and the risk of contractions in such industries; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management, technical personnel and operational employees; our ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our restructuring activities; our exposure to large orders; our shift to more system orders; our ability to effectively manage our operating expenses and meet budget; fluctuations in our financial results due to factors outside of our control; our outstanding debt; the interest rate risk associated with our variable rate indebtedness; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; provisions in charter documents and Delaware law that delay or prevent our acquisition; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could cause the parties to terminate the merger agreement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the possibility that our stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of our common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the company.  The company directs readers to its Form 10-K for the year ended December 31, 2022 and the other documents it files with the SEC for other risks associated with the company’s future performance.  These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.  All information in this communication is as of the date above.  The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.